Exhibit 10.1

SECOND AMENDMENT TO LETTER AGREEMENT

THIS SECOND AMENDMENT TO LETTER AGREEMENT (the “Amendment”) is entered into effective the 1st day of April, 2006, by NOVT Corporation, a Florida corporation (hereinafter referred to as the “Company”) and Subhash C. Sarda (hereinafter referred to as the “Executive”). The Company and Executive are hereinafter referred to collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties have entered into a Letter Agreement dated November 11, 2005, pursuant to which the date of Executive’s termination of employment with the Company was established as February 28, 2006 and pursuant to which the Executive was entitled to receive certain payments and compensation from the Company; and

WHEREAS, the Letter Agreement dated November 11, 2005 was amended effective March 1, 2006 (as amended, the “Letter Agreement”), to extend Executive’s termination date to March 31, 2006, and to specify Executive’s compensation and benefits during such extended period of employment; and

WHEREAS, the Company desires to employ Executive during the period beginning April 1, 2006 and ending May 31, 2006;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Termination of Employment: The terms of paragraph 1 of the Letter Agreement shall be altered and amended so that the Executive shall be employed by the Company during the period beginning April 1, 2006 and ending May 31, 2006, with all accompanying benefits of employment, including health insurance benefits, vacation and allowable personal time accrual for 2006, reimbursement of business expenses and base salary at an annual rate of $270,000, to be paid on a bi-weekly basis through May 31, 2006. Nothing in the Letter Agreement shall preclude the Executive from pursuing other employment search activities, as long as such activity does not substantially interfere with the performance of his duties as Chief Financial Officer of the Company.

2. All other and further terms and provisions of the Letter Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to Letter Agreement as of the date indicated by their respective names.

Date:

April 6, 2006		/s/ Subhash C. Sarda
SUBHASH C. SARDA

NOVT CORPORATION
DATE:

April 6, 2006	By:	/s/ John Quicke
	Name:	JOHN QUICKE
	Title:	PRESIDENT AND CHIEF EXECUTIVE OFFICER